Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell – Managing Director, Investor Relations – (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services – (312) 780-7204

CORECIVIC REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

NASHVILLE, Tenn. – May 2, 2018 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the first quarter of 2018.

First Quarter 2018 Highlights

•	Total revenue of $440.9 million

•	Net income of $37.8 million

•	CoreCivic Community revenue of $24.8 million, up 45% from the prior year quarter

•	CoreCivic Properties revenue of $11.6 million, up 18% from the prior year quarter

•	Diluted EPS of $0.32

•	Normalized FFO per diluted share of $0.53

•	Adjusted EBITDA of $92.1 million

“Our first quarter presented multiple positive developments for the Company as we were activating two new state contracts in Ohio and Kentucky, completed acquisitions that continue to diversify the services and real estate solutions we provide to our government partners, and are actively pursuing multiple market opportunities that have the potential to contribute positively to our future growth,” said Damon T. Hininger, CoreCivic’s President and Chief Executive Officer. “We are also pleased with the recent private placement of 20-year notes to fully finance the construction of our new facility in Lansing, Kansas, and believe the investment grade pricing of these notes provide us with a very competitive solution for other jurisdictions in need of replacement facilities.”

First Quarter 2018 Results

Net income generated in the first quarter of 2018 totaled $37.8 million, or $0.32 per diluted share, compared with $50.0 million, or $0.42 per diluted share, in the first quarter of 2017. Adjusted for special items, net income in the first quarter of 2018 was $38.3 million, or $0.32 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the first quarter of 2017 of $50.4 million, or $0.43 per diluted share. Special items in the first quarter of 2018 included expenses associated with mergers and acquisitions (M&A) of $0.5 million, while special items in the first quarter of 2017 included M&A expenses of $0.1 million and asset impairments of $0.3 million.

Funds From Operations (FFO) was $62.2 million, or $0.52 per diluted share, in the first quarter of 2018, compared with $73.7 million, or $0.62 per diluted share, in the first quarter of 2017. Normalized FFO, which excludes the aforementioned special items, was $62.7 million, or $0.53 per diluted share, in the first quarter of 2018, compared with $74.1 million, or $0.63 per diluted share, in the first quarter of 2017.

10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

First Quarter 2018 Financial Results

Per share results in the first quarter of 2018 compared with the first quarter of 2017 were negatively impacted by approximately $0.02 per share as a result of the expiration of a contract with the Federal Bureau of Prisons (BOP) at our Eden Detention Center in April 2017, $0.02 per share as a result of start-up expenses at our Lee Adjustment Center that we are activating pursuant to a new contract with the Kentucky Department of Corrections announced in November 2017, and an increase in interest expense of $0.02 per share as a result of the repayment of floating rate, short-term borrowings under our revolving credit facility with net proceeds from the issuance in October 2017 of $250.0 million of ten-year unsecured senior notes at a fixed interest rate of 4.75%. The prior year quarter also reflected a surge of U.S. Immigration and Customs Enforcement (ICE) populations that did not recur in the first quarter of 2018. Financial results in the first quarter of 2018 were positively impacted by increased utilization of existing contracts by the U.S. Marshals Service (USMS) and contributions from new contracts with the states of Ohio and Nevada, the city of Mesa and Cibola County, New Mexico.

EBITDA was $97.1 million in the first quarter of 2018, compared with $105.5 million in the first quarter of 2017. Adjusted EBITDA was $92.1 million in the first quarter of 2018, compared with $100.1 million in the first quarter of 2017. Adjusted EBITDA excludes the aforementioned special items, and includes the portion of rental payments for the South Texas Family Residential Center (STFRC) that is classified as depreciation and interest expense in our consolidated financial statements.

Adjusted net income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

CoreCivic Safety

Total revenue for CoreCivic Safety in the first quarter of 2018 was $404.5 million compared with $418.7 million in the first quarter of 2017. The decrease in revenue compared with the prior year quarter principally resulted from the following previously disclosed events:

•	Expiration of four managed-only contracts with the state of Texas in the second and third quarters of 2017. While these facilities collectively generated $12.2 million of total revenue in the first quarter of 2017, they only contributed $0.1 million of operating income before depreciation and amortization during such period.

•	Expiration of a contract with the BOP at our Eden Detention Center in April 2017, which resulted in a reduction to revenue of $7.9 million.

•	The unprecedented surge in ICE detainee populations in the prior year quarter that did not recur in the first quarter of 2018, which resulted in a reduction to revenue of $5.9 million.

First Quarter 2018 Financial Results

We entered into a number of new contracts and expanded existing contracts that favorably impacted the first quarter of 2018 by generating:

•	$5.7 million of additional revenue compared with the prior year quarter at our Northeast Ohio Correctional Center primarily as a result of (i) an amended contract with the state of Ohio to house up to an additional 996 offenders that commenced in the third quarter of 2017, which is expected to reach normalized occupancy in the second quarter of 2018, and (ii) a new contract executed during the fourth quarter of 2016 with ICE to house detainees at this facility;

•	$7.2 million of additional revenue compared to the prior year quarter under existing contracts with the USMS; and

•	$2.7 million of additional revenue compared to the prior year quarter under new contracts with the state of Nevada, the city of Mesa, Arizona and Cibola County, New Mexico.

CoreCivic Community

Total revenue for CoreCivic Community in the first quarter of 2018 was $24.8 million compared with $17.1 million in the first quarter of 2017. The increase in revenue compared with the prior year quarter principally resulted from the following previously disclosed events:

•	$3.3 million of additional revenue compared with the prior year quarter as a result of the acquisition of six additional residential reentry facilities, representing an aggregate of 849 additional beds, since the beginning of the first quarter 2017.

•	$4.1 million of additional revenue compared with the prior year quarter generated from non-residential correctional alternative revenue, resulting from the January 2018 acquisition of Rocky Mountain Offender Management Systems, LLC.

CoreCivic Properties

Total revenue for CoreCivic Properties in the first quarter of 2018 was $11.6 million compared with $9.9 million in the first quarter of 2017. The increase in revenue compared with the prior year quarter principally resulted from the previously disclosed acquisition of the 261,000-square foot Capital Commerce Center in Tallahassee, Florida in January 2018.

Second Amended and Restated Senior Credit Facility

On April 17, 2018, we entered into a Second Amended and Restated Credit Agreement (the “New Credit Agreement”) in an aggregate principal amount of up to $1.0 billion, replacing the Company’s existing $900.0 million revolving credit facility and term loan, which had an outstanding balance of $198.0 million on the revolving credit facility and $82.5 million on the term loan as of March 31, 2018 (collectively, the “Existing Credit Facility”). The New Credit Agreement provides for a term loan of $200.0 million and a revolving credit facility in an aggregate principal amount of up to $800.0 million. The New Credit Agreement, among other things, extends the maturity of the Existing Credit Facility from July 2020 to April 2023, and increases the total leverage covenant of the Existing Credit Facility from 5.0x to 5.5x. The New Credit Agreement also contains an “accordion” feature that provides for uncommitted incremental extensions of credit in the form of increases in the revolving commitments or incremental term loans of up to $350.0 million, as requested by CoreCivic, and provides additional flexibility by increasing certain permitted investment, disposition, and borrowing thresholds. Interest rate margins, unused facility fees, and commitment fees for letters of credit are unchanged from the Existing Credit Facility, except for the addition of a new interest rate margin and fee tier to accommodate the increase in the covenant for total leverage from 5.0x to 5.5x. All other terms remain substantially the same. We currently expect to report a charge of approximately $1.0 million during the second quarter of 2018 for the write-off of a portion of existing loan costs and other costs associated with the New Credit Agreement.

First Quarter 2018 Financial Results

Private Placement of 4.43% Non-Recourse Senior Secured 20 Year Notes

On April 20, 2018, CoreCivic of Kansas, LLC, a wholly-owned subsidiary of the Company, priced $159.5 million in aggregate principal amount of non-recourse senior secured notes, in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. We will use the proceeds of the private placement to fund the previously disclosed construction of a new 2,432-bed correctional facility with administrative and support buildings located in Lansing, Kansas, along with costs and expenses of the project. The new correctional facility will replace the 2,405-bed Lansing Correctional Facility, the State’s largest correctional complex for adult male inmates, which was originally constructed in the 1860s. The non-recourse senior secured notes will have a yield to maturity of 4.43% and will be scheduled to mature approximately twenty years following completion of the project, expected to occur during the first quarter of 2020. Upon completion of construction, we will lease the new correctional facility to the Kansas Department of Corrections for a twenty-year term. The private placement is expected to close in the second quarter of 2018.

2018 Financial Guidance

Based on current business conditions we are providing the following financial guidance for the second quarter 2018 and the following updated full year 2018:

Full Year 2018
	Second Quarter 2018	Prior Guidance	Current Guidance
➣ Diluted EPS	$0.32 to $0.33	$1.40 to $1.48	$1.40 to $1.46
➣ Adjusted EPS per diluted share	$0.33 to $0.35	$1.41 to $1.49	$1.42 to $1.48
➣ FFO per diluted share	$0.52 to $0.54	$2.22 to $2.30	$2.22 to $2.28
➣ Normalized FFO per diluted share	$0.53 to $0.55	$2.23 to $2.31	$2.24 to $2.30

During 2018, we expect to invest approximately $121.5 million to $131.0 million in capital expenditures, consisting of approximately $59.5 million to $64.0 million in prison construction and expenditures related to potential land acquisitions, including primarily capital expenditures associated with the construction project in Lansing, Kansas; approximately $28.5 million in maintenance capital expenditures on real estate assets; and approximately $33.5 million to $38.5 million for capital expenditures on other assets and information technology.

First Quarter 2018 Financial Results

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the first quarter of 2018. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation, and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the second quarter of 2018. Written materials used in the investor presentations will also be available on our website beginning on or about May 18, 2018. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, May 3, 2018, to discuss our first quarter 2018 financial results and updated full year 2018 outlook. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors page. The conference call will be archived on our website following the completion of the call. In addition, there will be a telephonic replay available beginning at 1:00 p.m. central time (2:00 p.m. eastern time) on May 3, 2018, through 1:00 p.m. central time (2:00 p.m. eastern time) on May 11, 2018. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +1 719-457-0820 and enter passcode 3256598.

About CoreCivic

The Company is a diversified government solutions company with the scale and experience needed to solve tough government challenges in flexible cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through corrections and detention management, government real estate solutions, and a growing network of residential reentry centers to help address America’s recidivism crisis. We are a publicly traded real estate investment trust (REIT) and the nation’s largest owner of partnership correctional, detention and residential reentry facilities. We also believe we are the largest private owner of real estate used by government agencies. The Company has been a flexible and dependable partner for government for more than 30 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at http://www.corecivic.com/.

First Quarter 2018 Financial Results

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, contract renegotiations or terminations, increases in costs of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity, and effects of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts, as well as our ability to utilize current available beds; (v) changes in government policy regarding the utilization of the private sector for corrections, detention, and residential reentry capacity and our services; (vi) changes in government policy and in legislation and regulation of corrections and detention contractors that affect our business, including but not limited to, California’s utilization of out-of-state contracted correctional capacity and the continued utilization of the STFRC by ICE under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (vii) our ability to successfully identify and consummate future acquisitions and our ability to successfully integrate the operations of completed acquisitions and realize projected returns resulting therefrom; (viii) increases in costs to develop or expand correctional, detention, and residential reentry facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions, cost inflation, and material shortages, resulting in increased construction costs; (ix) our ability to meet and maintain qualification for taxation as a REIT; and (x) the availability of debt and equity financing on terms that are favorable to us. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CoreCivic takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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First Quarter 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

ASSETS	March 31, 2018	December 31, 2017
Cash and cash equivalents	$56,400	$52,183
Accounts receivable, net of allowance of $997 and $782, respectively	212,634	254,188
Prepaid expenses and other current assets	19,566	21,119

Total current assets	288,600	327,490
Property and equipment, net of accumulated depreciation of $1,512,573 and $1,475,951, respectively	2,825,203	2,802,449
Goodwill	44,779	40,927
Non-current deferred tax assets	11,194	12,814
Other assets	94,674	88,718

Total assets	$3,264,450	$3,272,398

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$269,458	$277,804
Income taxes payable	3,957	3,034
Current portion of long-term debt	12,429	10,000

Total current liabilities	285,844	290,838
Long-term debt, net	1,455,265	1,437,187
Deferred revenue	36,327	39,735
Other liabilities	52,804	53,030

Total liabilities	1,830,240	1,820,790

Commitments and contingencies
Preferred stock - $0.01 par value; 50,000 shares authorized; none issued and outstanding at March 31, 2018 and December 31, 2017, respectively	—	—
Common stock - $0.01 par value; 300,000 shares authorized; 118,544 and 118,204 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1,185	1,182
Additional paid-in capital	1,795,671	1,794,713
Accumulated deficit	(360,618)	(344,287)
Accumulated other comprehensive loss	(2,028)	—

Total stockholders’ equity	1,434,210	1,451,608

Total liabilities and stockholders’ equity	$3,264,450	$3,272,398

First Quarter 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended March 31,
	2018	2017
REVENUES:
Safety	404,498	418,683
Community	24,800	17,054
Properties	11,615	9,872
Other	3	75

	440,916	445,684
EXPENSES:
Operating
Safety	296,503	300,709
Community	19,367	12,015
Properties	3,114	2,423
Other	167	156

Total operating expenses	319,151	315,303
General and administrative	24,971	24,826
Depreciation and amortization	38,089	36,257
Asset impairments	—	259

	382,211	376,645
OPERATING INCOME	58,705	69,039

OTHER (INCOME) EXPENSE:
Interest expense, net	19,036	16,490
Other (income) expense	(43)	17

	18,993	16,507
INCOME BEFORE INCOME TAXES	39,712	52,532
Income tax expense	(1,935)	(2,485)

NET INCOME	$37,777	$50,047

BASIC EARNINGS PER SHARE	$0.32	$0.42

DILUTED EARNINGS PER SHARE	$0.32	$0.42

DIVIDENDS DECLARED PER SHARE	$0.43	$0.42

First Quarter 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended March 31,
	2018	2017
Net income	$37,777	$50,047
Special items:
Expenses associated with mergers and acquisitions	518	130
Asset impairments	—	259

Adjusted net income	$38,295	$50,436

Weighted average common shares outstanding – basic	118,359	117,782
Effect of dilutive securities:
Stock options	101	420
Restricted stock-based awards	49	57

Weighted average shares and assumed conversions - diluted	118,509	118,259

Adjusted Diluted Earnings Per Share	$0.32	$0.43

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended March 31,
	2018	2017
Net income	$37,777	$50,047
Depreciation of real estate assets	24,408	23,699

Funds From Operations	$62,185	$73,746
Expenses associated with mergers and acquisitions	518	130
Goodwill and other impairments	—	259

Normalized Funds From Operations	$62,703	$74,135

Funds From Operations Per Diluted Share	$0.52	$0.62

Normalized Funds From Operations Per Diluted Share	$0.53	$0.63

First Quarter 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended March 31,
	2018	2017
Net income	$37,777	$50,047
Interest expense	19,275	16,702
Depreciation and amortization	38,089	36,257
Income tax expense	1,935	2,485

EBITDA	$97,076	$105,491
Expenses associated with mergers and acquisitions	518	130
Depreciation expense associated with STFRC lease	(4,057)	(4,057)
Interest expense associated with STFRC lease	(1,482)	(1,674)
Asset impairments	—	259

Adjusted EBITDA	$92,055	$100,149

First Quarter 2018 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME, NORMALIZED FUNDS FROM OPERATIONS & ADJUSTED EBITDA GUIDANCE

	For the Quarter Ending June 30, 2018		For the Year Ending December 31, 2018
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$37,750	$39,750	$166,800	$173,800
Refinancing charges	1,000	1,000	1,000	1,000
Expenses associated with mergers and acquisitions	250	250	1,200	1,200

Adjusted net income	$39,000	$41,000	$169,000	$176,000

Net income	$37,750	$39,750	$166,800	$173,800
Depreciation of real estate assets	24,000	24,000	97,000	97,000

Funds From Operations	$61,750	$63,750	$263,800	$270,800
Refinancing charges	1,000	1,000	1,000	1,000
Expenses associated with mergers and acquisitions	250	250	1,200	1,200

Normalized Funds From Operations	$63,000	$65,000	$266,000	$273,000

Diluted EPS	$0.32	$0.33	$1.40	$1.46

Adjusted EPS per diluted share	$0.33	$0.35	$1.42	$1.48

FFO per diluted share	$0.52	$0.54	$2.22	$2.28

Normalized FFO per diluted share	$0.53	$0.55	$2.24	$2.30

Net income	$37,750	$39,750	$166,800	$173,800
Interest expense	19,000	19,000	76,000	76,000
Depreciation and amortization	38,000	38,000	153,500	153,500
Income tax expense	1,000	1,000	6,000	5,500

EBITDA	$95,750	$97,750	$402,300	$408,800
Refinancing charges	1,000	1,000	1,000	1,000
Expenses associated with mergers and acquisitions	250	250	1,200	1,200
Depreciation expense associated with STFRC lease	(4,100)	(4,100)	(16,500)	(16,500)
Interest expense associated with STFRC lease	(1,500)	(1,500)	(5,500)	(5,500)

Adjusted EBITDA	$91,400	$93,400	$382,500	$389,000

First Quarter 2018 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. CoreCivic believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its facilities and their management teams. CoreCivic believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of REIT performance, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s facilities because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. However, a portion of the rental payments for the STFRC is classified as depreciation and interest expense for financial reporting purposes. Adjusted EBITDA includes such depreciation and interest expense in order to more properly reflect the cash flows associated with this lease. CoreCivic may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CoreCivic calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt refinancing, mergers and acquisitions (M&A) activity, restructuring charges, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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